PROSPECTUS


                                6,044,404 SHARES

                      NETSCAPE COMMUNICATIONS CORPORATION

                                  COMMON STOCK

                             ---------------------

    This Prospectus relates to the public offering, which is not being underwritten, of up to 6,044,404 shares of Common Stock, par value $0.0001 per share (the "Shares"), of Netscape Communications Corporation ("Netscape" or the "Company"), which may be offered from time to time by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. All of the Shares were originally issued by the Company in connection with the Company's acquisition of KIVA Software Corporation ("KIVA"), a California corporation by and through a merger of a wholly-owned subsidiary of Netscape, Knife Acquisition Corporation ("Knife"), with and into KIVA (the "Acquisition"). The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Rule 506 of Regulation D thereunder. The Shares are being registered by the Company pursuant to the Agreement and Plan of Reorganization dated November 24, 1997 (the "Agreement") by and among Netscape, Knife and KIVA.

    The Shares may be offered by the Selling Stockholders from time to time in one or more transactions as described under "Plan of Distribution." To the extent required, the number of shares to be sold, the name of the Selling Stockholder(s), the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting a compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder(s) from the sale of the shares offered from time to time hereby will be the purchase price of the shares sold less commissions, discounts and other compensation, if any, paid by the Selling Stockholder(s) to any agent or broker-dealer. The price at which any of the Shares may be sold, and the commissions, if any paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Stockholders" and "Plan of Distribution."


    The Company's Common Stock is listed on the Nasdaq National Market under the symbol "NSCP." On January 28, 1998, the last sale price of the Company's Common Stock was $16.875 per share.


                            ------------------------

   THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4
                                    HEREOF.

                             ---------------------

    The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                THE DATE OF THIS PROSPECTUS IS JANUARY 29, 1998

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, Washington, D.C. 20006.

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. The Company has filed the Registration Statement electronically with the Commission via the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Company intends to distribute to its stockholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company (File No. 0-26310) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

    (3) The Company's Current Reports on Form 8-K and 8-K/A, filed with the Commission on July 23, 1997, November 28, 1997, December 15, 1997, December 16, 1997, January 5, 1998 and January 28, 1998;

    (4) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

    (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 23, 1995, as amended by the Company's Registration Statement on Form 8-A/A filed on August 4, 1995.

    All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus, to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents.

    Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043 or by telephone at (650) 254-1900.

                                  THE COMPANY

    Netscape Communications Corporation ("Netscape" or the "Company") is a premier provider of open software for linking people and information over enterprise networks and the Internet. Netscape develops, markets and supports a broad suite of enterprise server and client software, development tools and commercial applications to create a single shared communications platform for network-based solutions. Netscape software is based on industry standard protocols and therefore can be deployed across a variety of computer operating systems, platforms and databases and can be interconnected with traditional client/server applications. Using Netscape solutions, organizations can extend their internal information systems and applications to geographically dispersed facilities as well as to third party partners and customers. The Company currently offers a broad suite of software products and tools, targeted primarily at corporate intranets, for use in a variety of information sharing, network management and commerce-enabling applications. To reach a diverse and worldwide customer base, Netscape delivers its suite of products and services through multiple distribution channels. The Company offers its products via a direct sales force, telesales, and the Internet as well as through resellers such as original equipment manufacturers, value-added resellers and software retailers.

                           FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO THE PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS, AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES" AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE NOTED IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, INCLUDING THOSE SET FORTH IN THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (THE "FORM 10-K") UNDER "FACTORS AFFECTING THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION" ON PAGES 27 THROUGH 42 THEREOF, THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1997 (THE "FIRST QUARTER 10-Q REPORT") UNDER "CERTAIN FACTORS AFFECTING OPERATING RESULTS" ON PAGES 8 THROUGH 14 THEREOF, THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1997 (THE "SECOND QUARTER 10-Q REPORT") UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" ON PAGES 9 THROUGH 19 THEREOF AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1997 (THE "THIRD QUARTER 10-Q REPORT") UNDER "SUBSEQUENT EVENTS" ON PAGE 8 AND UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION" ON PAGES 9 THROUGH 19 THEREOF. UNLESS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. HOWEVER, INVESTORS SHOULD CAREFULLY REVIEW THE RISK FACTORS AND OTHER INFORMATION SET FORTH IN THE REPORTS AND OTHER DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE COMMISSION.

                                  RISK FACTORS

    THE SHARES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, JUNE 30, SEPTEMBER 30, 1997 ARE INCORPORATED BY REFERENCE HEREIN. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." MORE SPECIFICALLY, RISK FACTORS CAN BE FOUND REFERENCED IN THE FOLLOWING: (I) "FACTORS AFFECTING THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION" ON PAGES 27 THROUGH 42 OF FORM 10-K, (II) "CERTAIN FACTORS AFFECTING OPERATING RESULTS" ON PAGES 8 THROUGH 14 OF THE FIRST QUARTER 10-Q REPORT, (III) "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" ON PAGES 9

THROUGH 19 OF THE SECOND QUARTER 10-Q REPORT, AND (IV) "SUBSEQUENT EVENTS" ON PAGE 8 AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" ON PAGES 9 THROUGH 19 OF THE THIRD QUARTER 10-Q REPORT. SUCH RISK FACTORS AND OTHER INFORMATION SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE OFFERED SHARES.

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.

                              SELLING STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, the name of each of the Selling Stockholders, the number of Shares that each such Selling Stockholder owns as of such date, the number of Shares owned by each Selling Stockholder that may be offered for sale from time to time by this Prospectus, and the number of Shares to be held by each such Selling Stockholder assuming the sale of all of the Shares offered hereby. Except as indicated, none of the Selling Stockholders has held any position or office or had a material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Company's Common Stock. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.

                                                                                  SHARES
                                                                               BENEFICIALLY
                                                            SHARES WHICH       OWNED AFTER
                                               SHARES        MAY BE SOLD      OFFERING(1)(2)
                                            BENEFICIALLY     PURSUANT TO     ----------------
SELLING STOCKHOLDER                           OWNED(1)     THIS PROSPECTUS   NUMBER   PERCENT
------------------------------------------  ------------   ---------------   ------   -------
Keng S. Lim and Maria R. Lim..............   1,511,927        1,511,927       --       --
Greylock Equity Limited Partnership(4)....     830,540          830,540       --       --
WPG Enterprise Fund II L.P................     457,025          457,025       --       --
Weiss, Peck & Greer Venture Associates
  III, L.P................................     380,017          380,017       --       --
Trinity Ventures V, L.P.(5)...............     294,242          294,242       --       --
Alexander Glass...........................     216,956          216,956       --       --
Norwest Venture Partners VI, LP(6)........     186,863          186,863       --       --
Insik Rhee................................     179,332          179,332       --       --
Stephen Yen...............................     179,332          179,332       --       --
Discovery Ventures II, LLC(7).............     195,943          195,943       --       --
Sippl Macdonald Ventures I, L.P.(8).......     107,908          107,908       --       --
Bob Chamberlain...........................      52,402           52,402       --       --
Amal Johnson..............................      27,562           27,562       --       --
Trinity V Side-by-Side Fund, L.P.(9)......      17,195           17,195       --       --
Katherine K. Spencer......................      16,254           16,254       --       --
Saumitra Das..............................      19,816           19,816       --       --
Ron DeHoff................................      13,590           13,590       --       --
Shipway Investment Company................      11,241           11,241       --       --
Michael Lawrence..........................      10,917           10,917       --       --
F&W Investments 1996 - II(10).............      10,723(11)       10,723(11)   --       --
Lighthouse Capital Partners...............       8,885            8,885       --       --
Lee-Yi Hsiang Su..........................       7,539            7,539       --       --
Phil Van Etten............................       7,177            7,177       --       --
Devine & Vernig, Inc......................       7,015            7,015       --       --
Deborah Taweel............................       6,502            6,502       --       --
Sharmila Shahani..........................       7,209            7,209       --       --

                                                                                  SHARES
                                                                               BENEFICIALLY
                                                            SHARES WHICH       OWNED AFTER
                                               SHARES        MAY BE SOLD      OFFERING(1)(2)
                                            BENEFICIALLY     PURSUANT TO     ----------------
SELLING STOCKHOLDER                           OWNED(1)     THIS PROSPECTUS   NUMBER   PERCENT
------------------------------------------  ------------   ---------------   ------   -------
Piper Jaffray Inc.........................       5,190            5,190       --       --
Amos Barzilay.............................       4,876            4,876       --       --
High Tech Ventures........................       4,876            4,876       --       --
Maneesh Dhir..............................       7,633            7,633       --       --
Jim Healy.................................       6,086            6,086       --       --
Morgan Hua................................       5,472            5,472       --       --
GC&H Investments..........................       3,435            3,435       --       --
Lighthouse Capital Partners, LLP..........       3,435            3,435       --       --
Maria Mercedes Dy.........................       4,529            4,529       --       --
Robert C Bolt.............................       2,595            2,595       --       --
Ann Peden.................................       2,233            2,233       --       --
George W. Rife and Michelle C. Rife, as
  Trustees of the Rife Family Trust.......       2,111            2,111       --       --
Jeff Diller...............................       2,352            2,352       --       --
Rory Ward.................................       2,858            2,858       --       --
Jeremy Brown..............................       2,270            2,270       --       --
Tejkumar Arora............................       2,960            2,960       --       --
TSI International(12).....................       1,038            1,038       --       --
Vishi Natarajan...........................       1,181            1,181       --       --
Saifu Angto...............................       1,183            1,183       --       --
Marshall Smith, III.......................         623              623       --       --
Reef Shafer...............................         974              974       --       --
Derrick DeMotta...........................         419              419       --       --
Joanne C. Knight..........................         415              415       --       --
Chris Bogart..............................         839              839       --       --

------------------------

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) Does not include an aggregate of 530,366 shares of Common Stock beneficially owned by the Selling Stockholders that have been deposited in escrow funds pursuant to the Reorganization Agreements to secure the respective indemnification obligations of the Selling Stockholders thereunder (the "Escrowed Shares"). The Escrowed Shares will be released from the escrow funds prior to December 1, 1998 for the Shares escrowed under the Reorganization Agreement, only to the extent that no claims have been made against the escrow funds. A number of shares equivalent to the Escrowed Shares have been included in this Registration Statement, but they are not included in this column of the table. An amended prospectus will be filed to reflect any change in the number of shares offered by the individual Selling Stockholders as a result of the release of the Escrowed Shares.

(3) Assumes the sale of all Shares offered hereby, including the Escrowed Shares, if any.

(4) Subsequent to the date of this Prospectus, the shares held by Greylock Equity Limited Partnership may be distributed to Henry F. McCance, McCance Family Limited Partnership, Howard E. Cox, Jr., David N. Strohm, William W. Helman, William S. Kaiser, Roger L. Evans, Mary H. Murphy, Barbara P. Murray, Oneonta Properties, Sherman Fairchild Foundation, Inc., Helen C. Alexander, Emory A. Hamilton, John D. Alexander, Jr., Caroline R. Alexander, Henrietta A. George, Dorothy A. Matz, Thomas W. Keesee, Jr., Ashbourne Partners III Limited Partnership, Henry H. Corning, Key Trust Company of Ohio, N.A., Theodore T. Jones and Latham W. Murfey, III, Trustees of Trust f/b/o Alison C. Jones u/a established by Edith W. Corning dtd 7/25/46 as amended, Key Trust Company of Ohio, N.A., Edson Spencer, Jr. David Warshawsky, Trustees of Trust f/b/o Samuel D. Long u/a established by Edith
    W. Corning dtd 7/25/46 as amended, Key Trust Company of Ohio, N.A., Edson Spencer, Jr. David Warshawsky, Trustees of Trust f/b/o Maud-Alison Long u/a established by Edith W. Corning dtd 7/25/46 as amended, Key Trust Company of Ohio, N.A., Edson Spencer, Jr. David Warshawsky, Trustees of Trust f/b/o Henry H. Corning u/a established by Edith W. Corning dtd 7/25/46 as amended, Dartmouth College, Field Venture Partners, Gothic Corporation, Poduska Family Limited Partnership TLP, Michael J. Birck, Robert E. Cook, The Charles O. Rossotti and Barbara M. Rossotti Qualified Trust, Gabriel Schmergel, Thomas H. Bruggere, John W. Brown Trust, Grossman Family Partnership or its nominee Saturn & Co., Peter Preuss, William C. O'Neil, Jr., Curt A. Rawley, William J. Warner, John M. Connolly, Mone Anathan, III, Samuel J. Gerson, Ronald J. Friedsam, David C. Mahoney, Tadeusz Witkowicz, James A. Perakis, Joshua Boger, Malcolm L. Gefter, Dirk I. Gates, Safi U. Qureshey, Trustee of Safi U. Qureshey Family Trust dtd 5/21/84, Goel Family Partnership, William M. Gibson, Alexander V. d'Arbeloff, Irwin F. Smith, Donald K. Miller, Robert A. Lawrence, Hill and Company, Neil L. Thompson, Amos B. Hostetter, Frechette Fund, Inc., PCW Fund, Inc., Scaup & Co., Edward
    H. Ladd, Trustee u/a/d 12/15/78 or its nominee, Freya Fanning & Co., M-C Partners I Limited Partnership or its nominees, A. A. Welsh & Co. and Atwell & Co., Massachusetts Institute of Technology, Fleet National Bank, Trustee of Orchard Trust u/a/d 5/1/73, Phemus Corporation, John Lillard Family Limited Partnership, Lillard Partners, Louis F. Polk, Jr., Trustee of Louis
    F. Polk, Sr. Rev. Trust dtd 1/22/69, Paula P. Lillard, Trustee of Louis F. Polk, Sr. Rev Trust dtd 1/22/69, Louis F. Polk, Jr., Polk Family Partnership, Board of Trustees of Leland Stanford Junior University, Standish Ventures III Limited Partnership, L. Thorne Trust u/a 9/29/65, Edwin Thorne Sole Trustee, Edwin Thorne, Gordon G. Thorne, Brinkley S. Thorne, Peter A. Thorne, Wink Thorne, Jennifer Hislop, Benjamin Thorne, Brooks Walker, Jr. Trustee of M.K. Walker Trust dtd 9/1/89, Brooks Walker, Jr., Wellington S. Henderson, Trustee of Welling S. Henderson, Jr. Revocable Trust dtd 3/9/93, Harriett W. Henderson Trust u/a/d 8/14/73 fbo Charles C. Henderson, Joanne Miller, Trustee of Walker Trust dtd 12/24/74, Harriett W. Henderson Trust u/a/d 8/14/73 fbo James A. Henderson, Harriett W. Henderson Trust u/a/d 8/14/73 fbo Joan H. Henderson, Harriett W. Henderson Trust u/a/d 8/14/73 fbo Elena D. Henderson, Harriett W. Henderson Trust u/a/d 8/14/73 fbo Mark W. Henderson, Ann M. Hatch Revocable Trust No. 2, Ann M. Hatch ACF Francis Timothy Hatch u/ca/utma, David Ayer, Susanna B. Place, Trustee SMBP Trust u/a/d 2/28/85, Essex Equity Limited Partnership V, Frederick H. Bruenner, David E. Place, Richard M. Place, Daniel S. Gregory and Richard N. Hoehn, Trustees, U/I Place/ Greylock Trust dtd 12/27/78, William Elfers, Roger L. Evans, Trustee of Roger and Jacqueline Evans Family Trust u/a/d 3/8/89, Stephen Bochner, Trustee Evans Children's Trust u/a 12/20/93, Bradford C. Koenig, Trustee u/i/d 2/2/94 Helman Children's Trust fbo Beatrice Page Helman, Bradford C. Koenig, Trustee u/i/d 2/2/94 Helman Children's Trust fbo William Wilson Helman V, Robert N. Shapiro, Trustee of Robert P. Henderson 1994 Irrevocable Trust dtd 1/19/94, Charles and Angela Waite, Allison J. McCance, Thomas McCance, Jr. and Keith Jennings, Trustees u/a/d 11/16/76 f/b/o Ellen L. McCance, Elizabeth F. McCance, Henry F. McCance, Allison J. McCance and Keith S. Jennings u/I dtd 12/22/93 Trustees of McCance Family Trust f/b/o Ellen Lee McCance, Henry F. McCance, Allison
    J. McCance and Keith S. Jennings u/I dtd 12/22/93 Trustees of McCance Family Trust f/b/o Elizabeth Ferguson McCance, Thomas J. Watson, III, Daniel Moseley, Trustee u/a Blodgett 1989 Family Trust, Miriam A. Gilpatric, John
    B. Jessup, Trustee of Julia Thorne Trust dtd 9/29/65, and Yale University.

(5) Subsequent to the date of this Prospectus, the shares held by Trinity Ventures V, L.P. may be distributed to The Fremont Group, Crescent International Holdings Limited, Montgomery Ward & Co., Inc. Retirement and Savings Plans Trust, Bradley Holdings, Ltd., Miami Corp, Big Trees Partners, Montgomery Ward Life Insurance Company, Capital Asia International Limited, Carrara Venture Fund, Ltd., Arthur A. Ciocca Living Trust VTD 9/25/97, CI Venture Caital Itochu Corporation, Hallco, Inc., W.W. Henry Living Trust, Hitachi, Ltd., Suwannukul Family Trust, The Bank of Tokyo, Ltd., Ohawine Trust, Thanksgiving Foundation, W. Andrew Beckstoffer, Donald Chase Doolittle, Rod & Connie Georgiu, Edith R. Stern Trust 7/6/53, Peter W. Stott, The Sutro Group, Frnak Rees, Trustee Rees Family Trust UTD 5/30/92, Pente Venture Trust, Cameron Trust, Brian Aspland, Michael E. & Yvonne B. Deggelman, Community Property, Herbert M. Dwight, Jr., Trustee UTD 5/12/74, Richard N. Frank Living Trust Dated 1/21/88, Kevin E. Grant, Douglas J. Herst, Co-Trustee Herst Family Revocable Trust UTD 10/20/93, The Claude C. Laval, III, and Betty Lou Laval Family Trust UTD 3/20/92, Claude C. Laval, III, and Betty Lou Laval, Trustees, Paul G. Lego, Harold Naparst, John A. O'Donnell IRA Rollover, Quinn Family Trust, A. Horton Shapiro & Elizabeth Shapiro Trustees, Shapiro Family Revocable Trust UTD 1/12/95, George O. Sheldon Trustee U/D/T dated 8/10/94, James Simpson, Maurice Werdegar, Wayne
    L. Earl & Judith V. Earl, Trustees The Wayne L. and Judity V. Earl Trust UTD 7/31/79, and the Woodside Electronics Corp. Pension and Profit Sharing Trust.

(6) Subsequent to the date of this Prospectus, the shares held by Norwest Venture Partners VI, LP may be distributed to Itasca VC partners VI, Norwest Limited, Inc., Daniel Haggerty, John E. Lindahl, John P. Whaley, Promod Haque, Charles Lannin, Erik Torgerson, George Still, Jr., and John L. Thomson.

(7) Subsequent to the date of this Prospectus, the shares held by Discovery Ventures II LLC may be distributed to Mr. Arnold N. Silverman, Mr. Gerald C. Down, Mr. Albert A. Eisenstat, Eisensat Family Trust U/T/D April 30, 1986, Mr. Bernard Goldstein, Lisa Ann Sobrato 1987 Revocable Trust, Oster Family Revocable Trust dated October 5, 1976, Sheri Jean Sobrato 1987 Revocable Trust, Sobrato 1979 Revocable Trust, Silverman Family Trust dated June 22, 1988, and the Zaffaroni Revocable Trust UTD 1/24/86, as amended.

(8) Subsequent to the date of this Prospectus, the shares held by Sippl MacDonald Ventures I, L.P. may be distributed to The Baxter Family Trust Nicholas Baxter, Trustee, Cristina M. Morgan, Richard C. Blass, Bundy Associates, Carroll Ventures, Richard J. Cote, deBeneditti Family Trust John
    L. deBenedetti, Trustee, Larry M. DeDonato, Richard L. Gerould, Linda Grais, Mark D. Hanson, Roy V. Harrington, Tommy Hawkins, Steve Hill, Richard Holcomb, PENSCO Pension Services, Inc. fbo George H. Hohnsbeen, Margaret H. Kavalaris, Robert J. MacDonald, Jacqueline A. MacDonald, William E. Morton, The Glenn C. Myers Family Trust Glenn C. Myers, Trustee, Paul Pringle, Kenneth A. Putney, Scott Putney, Elizabeth G. Salmon, Roger J. Sippl, The Laura King Sobell Revocable Trust, UTA 2/24/87, Laura Sobell Trustee, Steven
    R. Sommer, and E. Scott Swimley.

(9) Subsequent to the date of this Prospectus, the shares held by Trinity Side-by-Side Fund, L.P. may be distributed to Fremont TVL V Parnters, L.P., Lederer-Orr Family Turst UTD June 6, 1997, Shennan Family Partnership I, The Fenton Family 1994 Trust, The Nierendberg Family 1993 Living Trust, Tod H. Francis, Judith B. Boyd, Michele A. Valentine, and Augustus O. Tai.

(10) Subsequent to the date of this Prospectus, the shares held by F&W Investment 1996-II may be distributed to Frederick R. Chilton, Jr., Jacqueline A. Daunt, Gordon K. Davidson, Dennis R. DeBroeck, William A. Fenwick, John C. Fox, James C. Garahan, Roger M. Golden , Fred M. Greguras, Joel D. Kellman, Barry J. Kramer, Edwin N. Lowe, Kenneth A. Linhares, I. Joel Riff, Paul H. Roskoph, Laird H. Simons, III, David W. Slaby, Albert C. Smith, Mark C. Stevens, Patricia Nicely Kopf, Scott P. Spector, and Edward
    J. Radlo.

(11) Includes shares held by F&W Investments 1996.

(12) Subsequent to the date of this Prospectus, the shares held by TSI International may be distributed to Alan Shapiro.

                              PLAN OF DISTRIBUTION

    The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    In effecting sales, brokers, dealers or agents engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

    In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

    At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

    The sale of Shares by the Selling Stockholders is subject to compliance by the Selling Stockholders with certain contractual restrictions with the Company. There can be no assurance that the Selling Stockholders will sell all or any of the Shares.

    The Company has agreed with certain of the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective for up to one year following December 1, 1997, the closing date of the Acquisition. The Company intends to de-register any of the Shares not sold by the Selling Stockholders at the end of such one year period; however, it is anticipated that at such time any unsold shares may be freely tradable subject to compliance with Rule 144 of the Securities Act.

                                 LEGAL MATTERS

    The validity of the Shares offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, counsel to the Company.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule of Netscape Communications Corporation at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS
PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents By Reference...........................    2
The Company...............................................................    4
Forward-Looking Statements................................................    4
Risk Factors..............................................................    4
Use of Proceeds...........................................................    5
Selling Stockholders......................................................    5
Plan of Distribution......................................................    9
Legal Matters.............................................................   10
Experts...................................................................   10

                            NETSCAPE COMMUNICATIONS
                                  CORPORATION

                                6,044,404 SHARES

                                       OF

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                January 29, 1998


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